EXHIBIT 25.2
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation	(I.R.S. Employer
of organization if not a U.S. national bank)	Identification Number)

1445 Ross Avenue, 2nd Floor
Dallas, Texas	75702
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section, MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
Telephone: (612) 667-4608
(Name, address and telephone number of agent for service)
ALLIS CHALMERS ENERGY, INC.
Co-Registrants (See next page)
(Exact name of obligor as specified in its charter)

Delaware	39-0126090
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5075 Westheimer, Suite 890
Houston, Texas	77056
(Address of principal executive offices)	(Zip code)
Subordinated Debt Securities
(Title of the indenture securities)

CO-REGISTRANTS

	State or Other	Primary Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
Exact Name of Co-Registrant	Incorporation or	Classification	Identification
as Specified in its Charter	Organization	Code Number	Number

AirComp L.L.C.	Delaware	1389	01-0784140
Allis-Chalmers GP, LLC	Delaware	1389	20-4002547
Allis-Chalmers LP, LLC	Delaware	1389	20-4002534
Allis-Chalmers Management, LP	Texas	1389	20-4002561
Allis-Chalmers Production Services, Inc.	Texas	1389	75-2956148
Allis-Chalmers Rental Tools, Inc.	Texas	1389	74-2005637
Allis-Chalmers Tubular Services, Inc.	Texas	1389	74-2212869
Mountain Compressed Air, Inc.	Texas	1389	84-1574665
OilQuip Rentals, Inc.	Delaware	1389	76-0632145
Petro-Rentals, Incorporated	Louisiana	1389	72-1121087
Rogers Oil Tool Services, Inc.	Louisiana	1389	72-0849723
Strata Directional Technology, Inc.	Texas	1389	76-0490913
Target Energy, Inc.	Delaware	1389	52-2259046

Item 1. General Information.
Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Treasury Department Washington, D.C. 20230

Federal Deposit Insurance Corporation Washington, D.C. 20429

Federal Reserve Bank of San Francisco San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee.
Not applicable.
Item 16. List of Exhibits.
Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells
Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers)
for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.
* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 1st day of December, 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Nancye Patterson

Vice President

Exhibit 6
December 1, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Nancye Patterson

Vice President

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

	Dollar Amounts
	In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,568
Interest-bearing balances		2,329
Securities:
Held-to-maturity securities		0
Available-for-sale securities		47,734
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,359
Securities purchased under agreements to resell		1,055
Loans and lease financing receivables:
Loans and leases held for sale		39,455
Loans and leases, net of unearned income	240,414
LESS: Allowance for loan and lease losses	2,226
Loans and leases, net of unearned income and allowance		238,188
Trading Assets		3,850
Premises and fixed assets (including capitalized leases)		4,012
Other real estate owned		482
Investments in unconsolidated subsidiaries and associated companies		374
Intangible assets
Goodwill		8,912
Other intangible assets		18,523
Other assets		18,966

Total assets		$400,807

LIABILITIES
Deposits:
In domestic offices		$284,509
Noninterest-bearing	77,344
Interest-bearing	207,165
In foreign offices, Edge and Agreement subsidiaries, and IBFs		32,180
Noninterest-bearing	8
Interest-bearing	32,172
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,274
Securities sold under agreements to repurchase		6,805

Dollar Amounts
In Millions
Trading liabilities	2,957
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,705
Subordinated notes and debentures	10,580
Other liabilities	16,959

Total liabilities	$361,969
Minority interest in consolidated subsidiaries	58

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	13,150
Accumulated other comprehensive income	359
Other equity capital components	0

Total equity capital	38,780

Total liabilities, minority interest, and equity capital	$400,807

I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Nelson
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Carrie Tolstedt